Exhibit 3.24

Execution Version

CERTIFICATE OF FORMATION

OF

CIFC HOLDINGS I LLC

Dated as of December 8, 2015

This Certificate of Formation of CIFC Holdings I LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq. (the “Act”).

1.  Name.  The name of the limited liability company formed hereby is CIFC Holdings I LLC (the “Company”).

2.  Registered Office.  The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

3.  Registered Agent.  The name and address of the registered agent of the Company is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CIFC Holdings I LLC as of the date first above written.

By:	/s/ Nickolas Milonas
	Name:	Nickolas Milonas
	Title:	Authorized Person